EXHIBIT 11

AGREEMENT

BY AND AMONG XRG, INC., XRG LOGISTICS, INC. AND J. BENTLY COMPANIES, INC., ITS SUCCESSORS, JOSEPH
STAPLETON AND STANLEY SHADDEN

     THIS AGREEMENT (“Agreement”) is effective as of June 2, 2005, being the date of execution by all parties hereto, by and among XRG, INC., a Delaware corporation (“XRG”), XRG LOGISTICS, INC, a Florida corporation (“Logistics”), the successors of J. BENTLY COMPANIES, INC. (“JBC”), a dissolved Tennessee Corporation, JOSEPH STAPLETON (“Stapleton”) and STANLEY SHADDEN (“Shadden”); and

     WHEREAS, XRG, JBC, Shadden and Stapleton entered into a Purchase Agreement in May 2003 relating to the acquisition of certain transportation equipment and other assets used by JBC (the “Purchase Agreement”); and

     WHEREAS, the Purchase Agreement was subsequently amended on March 31, 2004 and April 12, 2004 (“Amendments”); and

     WHEREAS, in April/May 2003, Logistics entered into a Fleet Owner Agreement with Stapleton to manage the utilization of the assets acquired pursuant to the Purchase Agreement for a two (2) year period pursuant to which XRG pays mc sixty-seven percent (67%) of gross freight revenues as compensation for the movement of freight (“Original Fleet Owner Agreement”); and

     WHEREAS, on August 30, 2003, Logistics entered into an Independent Contractor Agreement with Stapleton pursuant to which Logistic pays mc a commission of two percent (2%) of gross revenues as additional compensation for JBC’s assistance and services as more fully described in the above-referenced Fleet Owner Agreement (“Override Agreement”); and

     WHEREAS, certain disputes have arisen between the parties and the parties desire to settle all current disputes, void all previous contracts and enter into new agreements and clarify the rights and obligations of the parties from and after the date of this Agreement; and

     WHEREAS, J. BENTLY COMPANIES, INC., has been dissolved as a Tennessee Corporation, Stapleton has paid certain outstanding obligations of JBC since the execution of the previous agreements between the parties; and Stapleton and Shadden have succeeded and are the beneficiaries of the corporate assets; and

     WHEREAS, Shadden and Logistics desire to enter into a Terminal Agreement in which Logistics is the exclusive Carrier and Shadden is the Agent (the “Terminal Agreement”); and

     WHEREAS, Stapleton and Logistics desire to enter into separate Trailer Lease Agreement and Fleet Owner Agreement for the use by Logistics of Stapleton’s trucks and trailers;

     NOW, THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Termination of Purchase Agreement and Other Agreements. From and after the date of this Agreement, being the date upon which all parties have executed the contract, the obligations, rights and duties of the parties shall be as set forth in this Agreement, the newly executed Fleet Owner Agreement, Trailer Lease Agreement, and Terminal Agreement. All other previously written or oral agreements and understandings among the parties are hereby terminated, including, but not limited to, the following:

a.	the Purchase Agreement;

b.	the Amendments to the Purchase Agreement described in the recitals;

c.	any employment agreements with Shadden and Stapleton;

d.	the Original Override Agreement;

e.	the Original Fleet Owner Agreement.

2.	Agreement of XRG.

          a. XRG agrees to bring current the Trailer/Equipment Capital Leases and other financing arrangements with third party creditors (collectively, the “Equipment Leases”) as of April 30, 2005, including any late fees and other extra charges imposed by the creditors, by bringing funds to Stapleton at the date of this Agreement to satisfy said obligations. Stapleton will present any documentation necessary to support payments due. It is expressly understood by all the parties that XRG and Logistics have no liability or obligation to make any payments on the Equipment Leases after April 30, 2005. From and after that date, all parties agree that the Equipment listed in EXHIBIT A shall, from that date forward, be the sole property of Joseph Stapleton, individually. All trailers previously sold to XRG by virtue of the previous Purchase Agreement shall be returned to Joseph Stapleton at the Sweetwater, Tennessee, TERMINAL NUMBER 4, within thirty (30) days from the date of this agreement. XRG agrees to execute any and all documents necessary to transfer ownership of said equipment to Stapleton.

          b. XRG agrees to issue a total of one hundred fifty thousand (150,000) shares of its restricted common stock to Stapleton and Shadden as follows: twenty-five thousand (25,000) shares to each of Stapleton and Shadden at the time of the effective date of this agreement. In addition, provided that the Terminal Agreement, as described in Section 5 below, remains in full force and effect, Stapleton and Shadden will each be entitled to receive an additional twenty-five thousand (25,000) shares on April 30, 2006 and April 30, 2007. These additional shares are issued in satisfaction of XRG’s purchase consideration pursuant to the previous Purchase Agreement with mc. The issuance of such shares are considered a purchase price adjustment to the previous Purchase Agreement.

3.	Agreements of XRG Logistics. Inc. and XRG.

          a. XRG and/or XRG Logistics will reimburse Stapleton for previous overcharges for worker’s compensation under the previous Purchase Agreement, in the sum of $52,000, to be paid upon the effective date of this Agreement.

          b. XRG and/or XRG Logistics will reimburse Stapleton and Shadden for previous deposits made for insurance, in the amount of $45,000 each, to be paid upon the effective date of this Agreement.

          c. At the effective date of this Agreement, XRG Logistics and or XRG will pay to Stapleton all previous lease payments due under the previous Fleet Owner Agreement for the use of the Trucks previously belonging to Stapleton and will furnish documentation regarding the amount due.

     4. Terminal Agreement. In connection with the execution of this Agreement, Logistics and Shadden agree to enter into a Terminal Agreement, a copy of which is attached as Exhibit B to this Agreement, the terms of which are incorporated herein by reference. Shadden acknowledges that Logistics will be the exclusive Carrier during the term of this Terminal Agreement.

     5. Fleet Owner Agreement and Trailer Lease Agreement. In connection with this Agreement, Logistics and Stapleton agree to enter into a New Fleet owner Agreement and Trailer Lease Agreement, copies of which are attached hereto as Exhibits A and B to this Agreement, the terms of which are incorporated herein by reference.

     6. Assets Retained by XRG. It is understood that XRG will retain all Sweetwater, Tennessee office equipment used in dispatch, safety and billing.

     7. Mutual Release. Effective as of the date hereof, XRG, Logistics, Shadden and Stapleton (each, a “Party”) hereto does fully, finally, completely, and absolutely RELEASE, ACQUIT, AND FOREVER DISCHARGE each of the other Parties hereto and each of their respective current and former officers, directors, shareholders, employees, agents, attorneys, parent companies, subsidiaries, affiliates, successors, assigns, and representatives, and all those at interest therewith, of and from any and all claims, demands, actions, remedies, causes of action, choses in action, debts, liabilities, contracts, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), expenses and losses of every kind or nature, whether arising by contract, tort or other theory, at this time known or unknown, accrued or unaccrued, direct or indirect, fixed or contingent, in law, by statute, by regulation, by court order, or in equity, that either of them and all their representatives, successors, assigns, agents, employees, or representatives, and all those at interest therewith, ever had, now has, or hereafter can, shall or may have, for, upon or by reason or arising prior to the date hereof out of or related to the transactions described in the Purchase Agreement.

8.	Miscellaneous.

          8.1 Binding Effect. When duly executed and delivered, this Agreement will be the legal and binding obligation of each of the parties, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

          8.2 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties any remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

          8.3 Entire Agreement. THIS AGREEMENT, TOGETHER WITH THE AGREEMENTS INCORPORATED HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          8.4 Assignment: Amendment: Waiver. This Agreement is not assignable by the parties hereto without the prior written consent of XRG. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          8.5 Governing Law: Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

          8.6 Costs and Attorneys’ Fees. If the obligations of the parties expressed herein are the subject of litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys’ fees and costs of appeal.

          8.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          8.8 Notices. Any notice or approval required or permitted under this Agreement, whether delivered by hand, electronic facsimile or mail, shall be in writing and shall be sent to the following addresses or to any other address designated by prior written notice:

If to XRG or Logistics:

XRG, Inc. 601 Cleveland Street, Suite 820
Clearwater, FL 33755-4169
Facsimile: (727) 475-3066
Attention: Board of Directors

If to Stapleton:

650 Oakland Road
Sweetwater, TN 37874

If to Shadden:

650 Oakland Road
Sweetwater, TN 37874

          8.9 Further Actions. The parties agree to take such further actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

          8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed on behalf of XRG, Logistics and JBC by their duly authorized representatives, and by Shadden and Stapleton on their own behalf, all as of the date and year first above written.

XRG, INC.

By:	/s/ RICHARD FRANCIS	Title:	Chief Executive Officer

XRG LOGISTICS, INC.

By:	/s/ RICHARD FRANCIS	Title:	President

/s/ STANLEY SHADDEN

STANLEY SHADDEN

/s/ JOSEPH STAPLETON

JOSEPH STAPLETON

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